                                                                    EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

                                                     PRICEWATERHOUSECOOPERS LLP
                                                     One North Wacker
                                                     Chicago IL 60606
                                                     Telephone (312) 298-2000
                                                     Facsimile (312) 298 2001

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Viskase Companies, Inc. of our report dated March 14, 2003 relating to the financial statements and financial statement schedule of Viskase Companies, Inc., which appears in such Registration Statement. We also consent to the referencee to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Chicago, Illinois
December 22, 2004